Exhibit 99.1
NEWS RELEASE


Media Contact:                          Investor Contact:
Gia L. Oei, 603-929-2489                Carolyn Miller, 603-929-2381
E-mail: gia.oei@nh.fishersci.com        E-mail: carolyn.miller@nh.fishersci.com


            Fisher Scientific Reports Record First-Quarter Sales
              EPS Rises 10.5% to 21 Cents Before Special Items



          HAMPTON, N.H., April 26, 2001-- Fisher Scientific International Inc. (NYSE: FSH), a world leader in serving science, today announced record first-quarter sales for the three-month period ended March 31, 2001, reflecting strong performance in the company's domestic and international distribution operations.

          Sales for the first quarter totaled $687.0 million, a 5.2% increase, compared with $653.2 million for the same period last year. Excluding the impact of foreign exchange, sales increased to $695.8 million for the current quarter, a 6.5% increase compared with the prior year's quarter. Operating income, excluding $52.7 million of nonrecurring expenses ($33.2 million after tax), totaled $42.7 million for the first quarter, compared with $39.4 million during the same quarter last year. The company recorded a net loss of $23.7 million for the first quarter. Excluding nonrecurring expenses, net income totaled $9.5 million compared with $8.5 million in the corresponding quarter of last year.

         Earnings before interest, taxes and depreciation (EBITDA) totaled $58.7 million excluding nonrecurring expenses, compared with $55.6 million in the first quarter of last year. Diluted earnings per share (EPS) totaled $(0.59) for the first quarter. Excluding nonrecurring expenses, EPS increased to $0.21 for the first quarter, compared with $0.19 for the same period last year. EPS, excluding nonrecurring expenses and goodwill amortization, increased to $0.28 for the first quarter, compared with $0.25 for the corresponding period last year.

         "Fisher's record first-quarter sales continue to benefit from favorable market dynamics including increased scientific research and development and healthcare-related spending," said Paul M. Montrone, chairman and chief executive officer of Fisher Scientific International.

Special Items

      o In the first quarter, the company recorded $52.7 million of restructuring and other nonrecurring charges, which includes $19.2 million related to a streamlining and consolidation program, resulting in a reduction of its workforce by approximately 5%. In addition, the company converted certain employee stock options into shares of common stock, which resulted in a non-cash compensation charge of $33.5 million.

      o During the first quarter, Fisher completed its acquisition of Covance's CPPS division, which offers specialized services to customers engaged in phases III and IV of clinical drug trials. The acquired business, renamed Fisher Clinical Services, enhances Fisher's position in the pharmaceutical and biotech markets. The results of this business are included in the company's domestic-distribution segment.

Business Segment Results

         Sales within domestic distribution grew to $573.5 million in the first quarter of 2001, an increase of 6.8% from the same period in 2000. In the first quarter, operating income, excluding $1.1 million of nonrecurring expenses related to the restructuring plan, increased to $38.3 million from $36.6 million in the corresponding period last year.

         International distribution sales totaled $110.6 million in the first quarter, a 2.9% decline from the same quarter last year. Excluding the impact of foreign exchange, sales increased to $118.5 million, representing a 4.0% increase compared with the corresponding quarter last year. For the first quarter, operating income increased to $3.9 million from $2.6 million in 2000.

         Sales within the laboratory-workstations segment increased 9.1% from the year-ago period to $41.8 million and operating income remained constant at $0.5 million. Order activity in the laboratory-workstations segment improved in the first quarter following a slow down in the latter half of 2000 in the industrial-research market.


About Fisher Scientific International Inc.

As a world leader in serving science, Fisher Scientific International Inc. (NYSE: FSH) offers more than 600,000 products and services that enable scientific discovery and clinical laboratory testing services to more than 350,000 customers located in approximately 145 countries. As a result of its broad product offering, integrated global logistics network and electronic-commerce capabilities, Fisher serves as a "one-stop source" of products, services and global solutions for many of its customers. The company's primary target markets are life science, clinical laboratory and industrial-safety supply.

This announcement includes forward-looking statements. Fisher Scientific has based these forward-looking statements on its current expectations and projections about future events. Although Fisher Scientific believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. Fisher Scientific undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.


     Fisher Scientific International Inc.
      Statement of Operations
     (in millions, except per share data)



                                                                     Three Months Ended
                                                                         March 31,
                                                               -------------------------------

                                                                  2001               2000
                                                                  ----               ----

Sales                                                               $687.0            $ 653.2

Cost of sales                                                        512.6              488.4

Selling, general and administrative expense                          132.8              125.4

Restructuring and other charges                                       51.6                  -
                                                               ------------       ------------

Income (loss) from operations                                        (10.0)              39.4

Interest and other expense, net                                       26.9               24.0
                                                               ------------       ------------

Income (loss) before income taxes                                    (36.9)              15.4

Income tax provision (benefit)                                       (13.2)               6.9
                                                               ------------       ------------

Net income (loss)                                                  $ (23.7)             $ 8.5
                                                               ============       ============

Net income (loss) per common share:

             Basic                                                 $ (0.59)            $ 0.21
                                                               ============       ============
             Diluted                                               $ (0.59)            $ 0.19
                                                               ============       ============


Weighted average common shares outstanding:

             Basic                                                    40.1               40.1
                                                               ============       ============
             Diluted                                                  40.1               44.7
                                                               ============       ============


Supplementary Information:
The following amounts exclude restructuring and other one-time charges

Income from operations                                              $ 42.7             $ 39.4

Net income                                                           $ 9.5              $ 8.5

Diluted net income per common share                                 $ 0.21             $ 0.19












                      Fisher Scientific International Inc.
                                 Balance Sheet
                                  (in millions)

                                                                                  March 31,                      December 31,
                                                                                    2001                             2000
                                                                             --------------------             -------------------
ASSETS

Current assets:
     Cash and cash equivalents                                                            $ 45.2                          $ 66.0
     Receivables, net                                                                      178.6                           296.8
     Inventories                                                                           233.4                           224.2
     Other current assets                                                                   65.0                            63.6

                                                                             --------------------             -------------------
         Total current assets                                                              522.2                           650.6

Property, plant and equipment                                                              294.0                           251.3
Goodwill                                                                                   393.9                           334.2
Other assets                                                                               188.8                           149.6

                                                                             --------------------             -------------------
         Total assets                                                               $ 1,398.9                       $ 1,385.7
                                                                             ====================             ===================


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Short-term debt                                                                      $ 50.0                          $ 47.6
     Accounts payable                                                                      317.7                           308.5
     Accrued and other current liabilities                                                 165.4                           151.7

                                                                             --------------------             -------------------
         Total current liabilities                                                         533.1                           507.8

Long-term debt                                                                             987.4                           991.1
Other liabilities                                                                          200.6                           198.5
                                                                             --------------------             -------------------
         Total liabilities                                                               1,721.1                         1,697.4
                                                                             --------------------             -------------------


Commitments and contingencies                                                                  -                                -

Stockholders' deficit:
     Common stock                                                                            0.4                             0.4
     Capital in excess of par value                                                        359.6                           326.0
     Accumulated deficit                                                                  (595.6)                         (571.9)
     Other                                                                                 (86.6)                          (66.2)
                                                                             --------------------             -------------------
         Total stockholders' deficit                                                      (322.2)                         (311.7)
                                                                             --------------------             -------------------
         Total liabilities and stockholders' deficit                                   $ 1,398.9                       $ 1,385.7
                                                                             ====================             ===================










                      Fisher Scientific International Inc.
                                 Segment Results
                                  (in millions)




                                                   Three Months Ended
                                                   March 31,

                                              ------------------------------

                                                2001                2000
                                                ----                ----
Revenue

Domestic Distribution                           $ 573.5             $ 536.9

International Distribution                        110.6               113.9

Laboratory Workstations                            41.8                38.3

Eliminations                                      (38.9)              (35.9)
                                              ----------          ----------


  Total                                         $ 687.0             $ 653.2
                                              ==========          ==========



                                                   Three Months Ended
                                                   March 31,
                                              ------------------------------


                                                2001                2000
                                                ----                ----
Operating Income (Loss)

Domestic Distribution                            $ 38.3              $ 36.6

International Distribution                          3.9                 2.6

Laboratory Workstations                             0.5                 0.5

Eliminations                                          -                (0.3)
                                              ----------          ----------

     Segment sub-total                             42.7                39.4

Restructuring and other one-time charges          (52.7)                  -
                                              ----------          ----------

     Total                                       $(10.0)             $ 39.4
                                              ==========          ==========